                                                                   Exhibit 99.10

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditor " and "Financial Statements" in the Statement of Additional Information and to the use of our report dated January 31, 2001, which is incorporated by reference in this Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A No. 33-53532) of the No-Load Class, and Advisor Class A and Advisor Class B of the SAFECO Tax-Exempt Bond Trust.


                                               /s/ Ernst & Young, LLP



Seattle, Washington
April 25, 2001